                                                                 EXHIBIT 10.31
                                     INDEX
                                     to the

       FIRST CASUALTY RETROCESSIONAL EXCESS OF LOSS REINSURANCE AGREEMENT

                                                            Page Number
                                                            -----------
 ACCESS TO RECORDS - ARTICLE XX                                 10
 AMENDMENTS AND ALTERATIONS - ARTICLE XXI                       10
 AMOUNT OF COVER AND RETENTION - ARTICLE V                       3
 ARBITRATION - ARTICLE XXIII                                    11
 BUSINESS COVERED - ARTICLE I                                    1
 COSTS - ARTICLE XI                                              6
 CURRENCY - ARTICLE XIX                                          9
 EXCESS OF ORIGINAL POLICY LIMITS - ARTICLE VI                   3
 ERRORS AND OMISSIONS - ARTICLE XIII                             7
 EXCLUSIONS - ARTICLE III                                        1
 EXTRA CONTRACTUAL OBLIGATIONS - ARTICLE VII                     4
 FEDERAL EXCISE TAX - ARTICLE XVI                                8
 INSOLVENCY - ARTICLE XXII                                      10
 INTERMEDIARY - ARTICLE XXV                                     12
 LETTER OF CREDIT - ARTICLE XVIII                                8
 LIABILITY OF THE RETROCESSIONAIRE - ARTICLE IV                  2
 NET RETAINED LINES - ARTICLE IX                                 5
 NOTICE OF LOSS AND LOSS SETTLEMENTS - ARTICLE XII               6
 OFFSET - ARTICLE XVII                                           8
 PREMIUM - ARTICLE XIV                                           7
 REINSTATEMENT - ARTICLE XV                                      8
 SERVICE OF SUIT - ARTICLE XXIV                                 11
 TERM AND CANCELLATION - ARTICLE VIII                            4
 TERRITORY - ARTICLE II                                          1
 ULTIMATE NET LOSS - ARTICLE X                                   5

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

       FIRST CASUALTY RETROCESSIONAL EXCESS OF LOSS REINSURANCE AGREEMENT
                                     between

                    TRENWICK AMERICA REINSURANCE CORPORATION
                   (hereinafter referred to as the "COMPANY")

                            and the Retrocessionaires
             Subscribing to the Interests and Liabilities Agreements
                       to which this Agreement is attached
               (hereinafter referred to as the "RETROCESSIONAIRE")

                                    ARTICLE I

BUSINESS COVERED

      This Agreement is to indemnify the COMPANY, as set forth in Article V - AMOUNT OF COVER AND RETENTION, in respect of the excess liability which may accrue to the COMPANY under all reinsurance binders, acceptances, cover notes, certificates or policies (hereinafter referred to as "Policies") underwritten by the COMPANY and classified by the COMPANY as casualty facultative business.

                                   ARTICLE II

TERRITORY

        This Agreement shall apply wherever the COMPANY's policies apply.

                                   ARTICLE III

EXCLUSIONS

        This Agreement does not apply to and specifically excludes:

        1.     Business classified by the COMPANY as Surety.

        2. Business classified by the COMPANY as Insolvency and Financial Guarantee.

        3.     Business classified by the COMPANY as Aviation.

        4.     Business classified by the COMPANY as Credit Insurance.

        5.     War Risk.

        6. Loss or liability excluded by the "Nuclear Incident Exclusion Clause - Liability Reinsurance - USA" attached hereto.

        7. Loss or liability excluded by the "Nuclear Incident Exclusion Clause - Liability Reinsurance - Canada" attached hereto.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

        8.     Business classified by the COMPANY as Directors and Officers
               Liability.

        9. Business classified by the COMPANY as Securities Exchange Act Liability.

        10,    Class I Railroads.

        11.    Surplus Relief.

        12.    Funding plans.

        13. Business classified by the COMPANY as Ocean Marine. This exclusion, however, shall not apply with respect to the legal liability arising out of the ownership, operation, use of or navigation of ships or vessels:

               A. Classified as yachts, small pleasurecraft or sports fishing vessels: or

               B.   Operating exclusively in inland and/or coastal waters.

        14.    Aggregate Stop Loss Business.

        Nevertheless, in the event the COMPANY becomes liable for a risk excluded above without its knowledge, either by an existing insured extending its operations, automatic provisions of policy or as imposed by law, or by inadvertent acceptance, this Agreement shall apply in respect of such risk but only until discovery by the COMPANY and, pending cancellation of such risk, for a period of ten (10) days in addition to the time permitted for cancellation in the COMPANY's reinsurance policy, such total period not to exceed 120 days in all.

        As respects casualty reinsurance accepted under this Agreement, if the insured's main operations are not excluded hereunder, exclusions listed above shall not apply provided such operations or perils are incidental to the insured's main operation. The COMPANY shall be the sole judge of the meaning of the word "incidental".

                                   ARTICLE IV

LIABILITY OF THE RETROCESSIONAIRE

        The liability of the RETROCESSIONAIRE, subject always to the terms and conditions of this Agreement, shall begin and end simultaneously with that of the COMPANY and shall be subject otherwise to the same general and special stipulations, clauses, waivers and modifications of the COMPANY's policies and any endorsements thereon.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                                    ARTICLE V

AMOUNT OF COVER AND RETENTION

        No claim shall be made under this Agreement unless and until the COMPANY shall have first sustained, as a result of any one occurrence, and/or in the aggregate where applicable, an amount in excess of $500,000 Ultimate Net Loss each original insured each casualty line, and the RETROCESSIONAIRE shall be liable for the amount in excess of $500,000 Ultimate Net Loss, each such occurrence each casualty line, and/or in the aggregate where applicable, in respect of each insured; but the sum recoverable shall not exceed $1,500,000 Ultimate Net Loss each such occurrence each casualty line, and/or in the aggregate where applicable, in respect of each original insured.

        It is agreed that the RETROCESSIONAIRE shall follow the definitions contained in the policies issued by the COMPANY concerning any references made herein to the term "occurrence".

        Notwithstanding the foregoing, it is further understood and agreed that within any contract year the COMPANY shall retain, as a deductible, aggregate loss that would otherwise be recoverable hereunder, equal to 3% of the COMPANY'S Gross Net Written Premium Income, withheld for each contract year.

        However, the sum recoverable by the COMPANY hereunder within any one contract year shall not exceed an earned to incurred loss ratio of 275.0% for each contract year or $10,000,000, whichever is greater.

        The COMPANY is permitted to arrange share or surplus reinsurance in respect of any occurrence provided that such reinsurance shall inure to the benefit of the COMPANY and/or the RETROCESSIONAIRE.

        It is further understood that the COMPANY is permitted to have share reinsurance on a ground up basis for special accounts which will be underwritten outside the scope of this Agreement.

                                   ARTICLE VI

EXCESS OF ORIGINAL POLICY LIMITS

             This Agreement shall protect the COMPANY, within the limits hereof, in connection with any loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its Insured or Reinsured or in the preparation or prosecution of an appeal consequent upon such action. However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the COMPANY acting individually or collectively or in collusion with a member of the Board of Directors or a corporate officer or a partner of any other corporation or partnership.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

        This Agreement shall further protect the COMPANY in connection with any punitive damages for which the COMPANY may be required to pay.

        For the purposes of this Article, the date of the excess policy limits loss is deemed to be the date of the original loss that gave rise to the excess policy limits award provided herein.

                                   ARTICLE VII

EXTRA CONTRACTUAL OBLIGATIONS

        This Agreement shall protect the COMPANY within the limits hereon, where the ultimate net loss includes any extra contractual obligations. The term "extra contractual obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of but not limited to the following: failure by the COMPANY to settle within the contract limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

        The date on which any extra contractual obligation is incurred by the COMPANY shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

        However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the COMPANY acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                  ARTICLE VIII

TERM AND CANCELLATION

        This Agreement shall apply to new and renewal policies of the COMPANY becoming effective on and after 1st January, 1996.

        This Agreement shall continue in force until cancelled by either party at any lst January upon one hundred and twenty (120) days prior written notice to the other party. In the event of such cancellation, the liability of the RETROCESSIONAIRE with respect to policies in effect on the date of cancellation shall continue until the expiration, cancellation, or next anniversary date of each such policy, whichever occurs first; but in no event shall the period of run-off exceed twelve (12) months plus odd time. Odd time is defined as an additional twelve (12) months.

        Notwithstanding the foregoing, the COMPANY, by giving one hundred and twenty (120) days prior written notice to the RETROCESSIONAIRE at any lst January, may elect to terminate this Agreement and shall have the option to commute all future liabilities of the RETROCESSIONAIRE.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

        Alternatively, the COMPANY shall have the option to take back the in force business at the expiry date hereof with return of unearned Reinsurance Premium hereunder. Furthermore, Contrary to ARTICLE V - AMOUNT OF COVER AND RETENTION the COMPANY shall retain an amount of 3% of the earned Gross Net Written Premium Income rather than 3% of the Gross Net Written Premium Income and the dollar maximum recoverable will be reduced pro rata by the percentage that unearned Gross Net Written Premium Income bears to the Gross Net Written Premium Income.

        If this Agreement shall terminate while a loss covered hereunder is in progress, it is agreed that, subject to the other conditions of this Agreement, the RETROCESSIONAIRE shall indemnify the COMPANY as if the entire loss had occurred during the term of this Agreement, provided the loss covered hereunder started before the time of termination.

                                   ARTICLE IX

NET RETAINED LINES

        This Agreement applies only to that portion of any reinsurance which the COMPANY retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any reinsurances which the COMPANY retains net for its own account shall be included.

        The amount of the RETROCESSIONAIRE's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the COMPANY to collect from any other RETROCESSIONAIRE, whether specific or general, any amount which may have become due from them, whether such inability arises from the insolvency of such other RETROCESSIONAIRE or otherwise.

                                    ARTICLE X

ULTIMATE NET LOSS

        The term "ultimate net loss" shall mean the sum actually paid by the COMPANY (including 80% of any Extra Contractual Obligations as defined in
Article VII and 80% of any loss in Excess of Original Policy Limits as defined in Article VI) in settlement of losses or liability under its reinsurance policies after making deductions for all recoveries, all salvages and all claims upon other reinsurances whether collected or not and shall not include adjustment expenses arising from the settlement of losses except for settlement of claims where the original policy or reinsurance agreement includes such expense within the limit of indemnity.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

        All salvages, recoveries, or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto. These amounts shall be applied in the inverse order to which liability applies. Nothing in this Article shall be construed to mean that losses under this Agreement are not recoverable until the COMPANY's ultimate net loss has been ascertained.

                                   ARTICLE XI

COSTS

        In the event of a loss arising to which the RETROCESSIONAIRE hereon may be liable to contribute, the RETROCESSIONAIRE shall contribute to the adjustment costs incurred by the COMPANY in the ratio that its proportion of the loss as finally settled bears to the total of the whole amount of such ultimate net loss. Adjustment costs shall exclude all office expenses of the COMPANY, all expenses for salaried employees and general retainer fees for counsel normally paid by the COMPANY.

                                   ARTICLE XII

NOTICE OF LOSS AND LOSS SETTLEMENTS

        In the event of an occurrence which in the COMPANY's opinion is likely to give rise to a claim hereunder, prompt notice thereof shall BE given to the RETROCESSIONAIRE through Guy Carpenter and Company (Canada) Limited, 200 King Street West, Suite 1806, P.O. BOX 64, Toronto, Ontario, Canada M5H 3T4. All loss settlements made by the COMPANY, provided the same are within the terms of this Agreement, shall be unconditionally binding upon the RETROCESSIONAIRE and amounts failing to the share of the RETROCESSIONAIRE shall be immediately payable by it upon reasonable evidence of the amount paid or to be paid being presented to the RETROCESSIONAIRE.

        The RETROCESSIONAIRE shall not be relieved of liability by reason of an error or accidental omission by the COMPANY in reporting a loss or claim, provided such error or omission is rectified within a reasonable time period after discovery.

        THIS AGREEMENT SHALL COVER LOSSES RESULTING FROM RISKS ATTACHING IN EACH CONTRACT YEAR THAT THIS REINSURANCE IS in FORCE. NOTWITHSTANDING THE ABOVE PARAGRAPH, ALL LOSSES OR CLAIMS WITH RESPECT TO GENERAL LIABILITY BUSINESS WRITTEN ON AN OCCURRENCE BASIS AND REPORTED TO TRENWICK AMERICA (REGARDLESS OF THE COMPANY'S OPINION OF THE LIKELIHOOD OF A CLAIM HEREUNDER), SHALL BE REPORTED WITH FULL PARTICULARS BY THE COMPANY TO THE RETROCESSIONAIRE WITHIN FIVE YEARS. NO LIABILITY SHALL ATTACH HEREUNDER FOR ANY LOSS OR CLAIM NOT REPORTED WITHIN THIS PERIOD.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                                  ARTICLE XIII

ERRORS AND OMISSIONS

        Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified within a reasonable time after discovery. Nevertheless, the Article shall not apply with respect to loss reports rendered to the RETROCESSIONAIRE beyond the period required to afford coverage in accordance with paragraph three, Article XII - NOTICE OF LOSS AND LOSS SETTLEMENTS.

                                   ARTICLE XIV

PREMIUM

        An Annual Deposit Premium of $918,000 shall be paid in respect of each annual period in which this Agreement is in force, by the COMPANY to the RETROCESSIONAIRE in quarterly installments in arrears as follows:

                First Quarter            $183,600
                Second Quarter           $183,600
                Third Quarter            $275,400
                Fourth Quarter           $275,400

        Within 60 days after the end of each calendar quarter the COMPANY shall report to the RETROCESSIONAIRE its actual Gross Net Written Premium Income for each quarter.

        The Reinsurance Premium shall be calculated by the COMPANY by applying a gross cession rate of 20%, less the 3% rate withheld as an aggregate loss deductible, as outlined in Article V - AMOUNT OF COVER AND RETENTION, for a net cession rate of 17% to be applied to the Gross Net Written Premium Income for each quarter. Should the Reinsurance Premium so calculated exceed the accumulated Deposit Premium already paid, then the COMPANY shall remit the balance due to the RETROCESSIONAIRE within sixty days from the end of the relevant quarter. However, should the final Reinsurance Premium so calculated be less than the premium already paid, but only after the Gross Net Written Premium Income has fully developed, then the RETROCESSIONAIRE shall remit the balance due to the COMPANY immediately upon receipt of the report.

        This reinsurance premium due the RETROCESSIONAIRE will continue to be adjusted after 31st December, 1996 subject to the calculations described in the above paragraph.

        The term "Gross Net Written Premium Income" shall mean the written premiums on business covered under this Agreement, less cancellations and returns and less any premiums paid for reinsurance, recoveries under which would inure to the RETROCESSIONAIRE's benefit.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                                   ARTICLE XV

REINSTATEMENT

    In the event of any claim arising or payments made under this Agreement, the indemnity provided hereby shall be automatically reinstated to the original amount without the payment of any additional premium.

                                   ARTICLE XVI

FEDERAL EXCISE TAX

    (This clause applies only to those RETROCESSIONAIRES who are domiciled outside of the United States of America with the exception of RETROCESSIONAIRES at Lloyd's of London and any other RETROCESSIONAIRES who may be exempt from Federal Excise Tax.)

        The RETROCESSIONAIRE agrees to the deduction of Federal Excise Tax from all premium payable hereon, but only to the extent that such premium is subject to Federal Excise Tax.

    In the event that a return premium becomes due hereunder, the RETROCESSIONAIRE will deduct the statutorily prescribed percentage from the amount of the return and the COMPANY or its agent may take steps to recover the tax from the United States Government.

                                  ARTICLE XVII

OFFSET

      The COMPANY and the RETROCESSIONAIRE may offset any balances, whether with respect to premiums, commissions, claims, losses, loss expenses, salvage or any other amounts due from one party to the other in any period in which this Agreement is in force.

                                  ARTICLE XVIII

LETTER OF CREDIT

    (This clause applies only to those RETROCESSIONAIRES who cannot qualify for credit by any state having jurisdiction over the COMPANY's loss reserves.)

        As regards policies or bonds issued by the COMPANY and coming within the scope of this Agreement, it is agreed that if the COMPANY cannot receive full regulatory credit for the RETROCESSIONAIRE'S portion of any loss (including allocated loss adjustment expenses), premium, as agreed, and/or unearned Reinsurance Premium reserves (if any) required by law because of the regulatory status of the RETROCESSIONAIRE in any jurisdiction within the United States, then the COMPANY shall forward to the RETROCESSIONAIRE a statement specifying the RETROCESSIONAIRE'S portion of such reserves. Upon receipt of such statement, the RETROCESSIONAIRE agrees that it shall promptly provide the COMPANY with a clean, unconditional and irrevocable Letter of Credit with a minimum term of one year and issued by any bank acceptable to the governmental authority having jurisdiction over the

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

COMPANY'S loss reserves in an amount equal to RETROCESSIONAIRE'S proportion of said loss reserves.

        The COMPANY and the RETROCESSIONAIRE agree that the Letter of Credit provided by the RETROCESSIONAIRE under this provision may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and that the COMPANY or its successors in interest shall use and apply any amounts which it may draw upon such Letter of Credit for the following purposes only:

           (a) To pay the RETROCESSIONAIRE'S portion or to reimburse itself for the RETROCESSIONAIRE'S portion of any liability for loss or unearned Reinsurance Premium (if any) or any other amount due the COMPANY hereunder;

           (b) To make refund of any sum which is in excess of the actual amount required to pay the RETROCESSIONAIRE'S portion of any liability for loss or unearned Reinsurance Premium (if any) or any other amount due hereunder-

        The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the COMPANY or the disposition of funds withdrawn, except to assure that withdrawals are made only upon the order of properly authorized representatives of the COMPANY.

        The rights and obligations of the COMPANY and the RETROCESSIONAIRE, as set forth in this Article, shall not be diminished in any manner whatsoever by the insolvency of any party hereto.

                                   ARTICLE XIX

CURRENCY

        All accounts shall be rendered and payments made in United States dollars. For the purpose of converting foreign currency into United States dollars, the rates of exchange shall be the rates stipulated from time to time by the Treasurer of the COMPANY in accordance with the mean rates of exchange ruling in New York, New York and used within the COMPANY as the basis of all currency transactions.

        Notwithstanding the above, the COMPANY shall be obligated:

        1. In the event of blocked currencies, to notify the RETROCESSIONAIRE of their existence and to adjust subsequent accounts to reflect exchange rates realized when currencies become unblocked.

        2. In the event of significant changes in exchange rates between recording dates of premium and collection thereof to notify the RETROCESSIONAIRE and adjust subsequent accounts accordingly.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

        3. In the administration of the two preceding paragraphs to deal impartially with any such adjustment.

                                   ARTICLE XX

ACCESS TO RECORDS

        The RETROCESSIONAIRE or its duly accredited representatives shall have the right after providing reasonable notice to examine the books and records of the COMPANY at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter thereof.

                                   ARTICLE XXI

AMENDMENTS AND ALTERATIONS

        It is hereby understood and agreed that any amendments and/or alterations to this Agreement that are mutually agreed upon, either by addendum or by correspondence, shall be automatically binding on the parties hereto and shall be considered to form an integral part hereof.

                                  ARTICLE XXII

INSOLVENCY

        In the event of the insolvency of the COMPANY, recoveries hereunder shall be payable directly to the COMPANY, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the COMPANY without diminution because of the insolvency of the COMPANY or because the liquidator, receiver, conservator or statutory successor of the COMPANY had failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the COMPANY shall give written notice to the RETROCESSIONAIRE of the pendency of a claim against the COMPANY indicating the policy or bond reinsured which claim would involve a possible liability on the part of the RETROCESSIONAIRE within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim the RETROCESSIONAIRE may investigate such claim and interpose, at its own expense in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the COMPANY or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the RETROCESSIONAIRE shall be chargeable, subject to the approval of the court, against the COMPANY as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the COMPANY solely as a result of the defense undertaken by the RETROCESSIONAIRE.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

        Where two or more RETROCESSIONAIRES on this Agreement are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the COMPANY.

                                  ARTICLE XXIII

ARBITRATION

        Any difference of opinion between the COMPANY and a RETROCESSIONAIRE with respect to the interpretation of this Agreement or the performance of the obligations under this Agreement shall be submitted to arbitration. Each party shall select an arbitrator within thirty (30) days after written request for arbitration has been received from the party requesting arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. The two arbitrators shall select a third arbitrator within ten (10) days after both have been appointed. Should the arbitrators fail to agree on a third arbitrator, then the third arbitrator shall be selected pursuant to the commercial arbitration rules of the American Arbitration Association. The arbitrators shall be officials or former officials of other insurance or reinsurance companies.

        The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration proceedings are to be governed by the rules of the American Arbitration Association and the New York State arbitration law. The arbitration is to take place in New York, New York unless another location is mutually agreed upon between the COMPANY and the RETROCESSIONAIRE.

                                  ARTICLE XXIV

SERVICE OF SUIT

        (Applies only to those RETROCESSIONAIRES who are domiciled outside the United States of America.)

        In the event of the failure of the RETROCESSIONAIRES to pay any amount claimed to be due hereunder, or to comply with any other terms or provisions of this Agreement, the RETROCESSIONAIRES, at the request of the COMPANY, will submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction, and all matters arising hereunder shall be determined in accordance with the law and practice of such court.

        The RETROCESSIONAIRES shall, within thirty (30) days after demanded by the COMPANY, designate an agent for the service of process and upon default in so designating an agent, the RETROCESSIONAIRES agree and hereby designate the Registrar of Companies to be their duly authorized agent and true and lawful attorney to accept service of process on behalf of the RETROCESSIONAIRES in any such suit and upon the request of the

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

COMPANY to give a written undertaking to the COMPANY that it will enter a general appearance upon the RETROCESSIONAIRES' behalf in the event such a suit be instituted.

                                   ARTICLE XXV

INTERMEDIARY

        Guy Carpenter & Company (Canada) Limited is hereby recognized as the intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages, and loss settlements) relating thereto shall be transmitted to the COMPANY or the RETROCESSIONAIRE through Guy Carpenter & Company (Canada), Limited, 200 King Street West, Suite 1806, P.O. Box 64, Toronto, Ontario, Canada M5H 3T4. Payments by the COMPANY to the intermediary shall be deemed to constitute payment to the RETROCESSIONAIRE. Payments by the RETROCESSIONAIRE to the intermediary shall be deemed to constitute payment to the COMPANY only to the extent that such payments are actually received by the COMPANY.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                        LIABILITY - REINSURANCE - CANADA


1. This Agreement does not cover any loss or liability accruing to the COMPANY as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the COMPANY, whether new, renewal or replacement, of the following classes, namely,

                Personal Liability
                Farmers Liability
                Storekeepers Liability

which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision: -

Limited Exclusion Provision.

        This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

               With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the COMPANY, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include from their inception dates and thereafter, the following provision: -

Broad Exclusion Provision.

         It is agreed that this Policy does not apply:

         (a)    to liability imposed by or arising under the Nuclear Liability
                Act: nor

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                        LIABILITY - REINSURANCE - CANADA

(Continued)


        (b) to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

        (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

               (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

               (ii) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

               (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:

1. The term "nuclear energy hazard" means the radioactive. toxic, explosive, or other hazardous properties of radioactive material;

2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

3.    The term "nuclear facility" means":

        (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                        LIABILITY - REINSURANCE - CANADA
(Continued)

        (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

        (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

        (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

        and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

5. With respect to property, loss of use of such property shall be deemed to be property damage.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                       - LIABILITY - REINSURANCE - U.S.A.
(Continued)
               Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability,
Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability) shall be deemed to include, with respect to such coverage, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

        Broad Exclusion Provision*
        It is agreed that the policy does not apply:
        I.     Under any Liability Coverage,
               to (injury, sickness, disease, death or destruction** (bodily injury or property damage

               (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or
               (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

        II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to (immediate medical or surgical relief**
                         (first aid
                      to expenses incurred with respect
                      to (bodily injury, sickness, disease or death**
                         (bodily injury
                      resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

        III.   Under any Liability Coverage,
                      to (injury, sickness, disease, death or destruction**
                         (bodily injury or property damage
                      resulting from the hazardous properties of nuclear material, if
                      (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or
                      (2) has been discharged or dispersed therefrom;
                      (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                       - LIABILITY - REINSURANCE - U.S.A.

(Continued)
                      (c) the (injury, sickness, disease, death or destruction**
                          (bodily injury or property damage arising out of
                      the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to (injury to or destruction of property at such nuclear facility**
                         (property damage to such nuclear facility and any property thereat.

               IV.    As used in this endorsement:
                      "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or by-product material: "source material", "special nuclear material", and "by-product material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing by-product material and
                      (2) resulting from the operation by any person or organization of any nuclear facility included within th definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means
                      (a) any nuclear reactor,
                      (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,
                      (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,
                      (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations: "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;
                      (With respect to injury to or destruction of property, the word "injury" or "destruction"** ("property damage" includes all forms of radioactive contamination of property.
                      (includes all forms of radioactive contamination of property**

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                       - LIABILITY - REINSURANCE - U.S.A.

        (1) This Agreement does not cover any loss or liability accruing to the COMPANY as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

        (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Agreement all the original policies of the COMPANY (new, renewal and replacement) of the classes specified in Clause 11 of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

    Limited Exclusion Provision*

                I. It is agreed that the policy does not apply under any liability coverage, to (injury, sickness, disease, death or destruction** (bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.
                II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.
                III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either (a) become effective on or after lst May, 1960, or (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph
                      (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies or policies or combination policies of a similar nature, issued by the COMPANY on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

        (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this Agreement the original liability policies of the COMPANY (new, renewal and replacement) affording the following coverages:

                    GUY CARPENTER & COMPANY (CANADA) LIMITED

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                       - LIABILITY - REINSURANCE - U.S.A.
(Continued)

                V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph
                      (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to
                      (i) Garage and Automobile Policies issued by the COMPANY on New York risks, or
                      (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

        (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the COMPANY in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.



*NOTE: The words preceding the double asterisk in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

                    GUY CARPENTER & COMPANY (CANADA) LIMITED